UBS Global Asset Management—Americas: Code of Ethics
4.3	Frequency
In order to ensure that Covered Persons are not distracted from servicing Advisory Clients, Covered Persons should not engage in more than 20 transactions per month. (Note: This does not include repetitive transactions such as rolling futures contracts.)
4.4	Holding Period
If a Covered Person is required to preclear a transaction in a security, he/she also must hold the security for at least 30 days.

As a result, Covered Persons may not:
•	buy a security or Related Investment within 30 days after selling that security or Related Investment; or

•	sell a security or Related Investment within 30 days after purchasing that security or Related Investment.

•	Please refer to the Transaction Requirement Matrix in Appendix H.
Related Investments are investments whose value is based on or derived from the value of another security, including convertible securities and derivative securities such as options, futures and warrants.

Exceptions.
a.	UITs although not subject to preclearance, must be held for at least 30 days.

b.	Shares of registered open-end investment companies advised or sub-advised by UBS Global must be held for at least 30 days.

c.	If a security has experienced a loss equal to at least 10% of the purchase price, the Covered hPerson may sell the security in less than 30 days, with prior approval from the Compliance Department.

d.	If you receive restricted stock as part of your compensation, you are not required to hold it for 30 days after it vests.
4.5	Lockout Period
Investment Personnel[8] are prohibited from buying, selling or transferring any security if they know that the security, or Related Investment, was purchased or sold on behalf of an Advisory Client five days or less prior thereto or will be purchased or sold on behalf of an Advisory Client within five days therefrom. Personal trades in securities that are effected in close proximity to the addition or deletion of such security to or from a model will be closely scrutinized. Pre-clearance through iTrade should not be equated with pre-clearance of conflicts.
(i)	Covered Persons are prohibited from executing a securities transaction on a day during which any client or fund has a pending or executed “buy” or “sell” in the same security.

(ii)	Trade Reversals. Even if a personal transaction is pre-cleared, such personal transaction is subject to being reversed after-the-fact. Furthermore, as indicated below, the Compliance Department may require any violator to disgorge any profits or absorb any losses associated

[8]	“Investment Personnel” include Covered Persons who are portfolio managers, research analysts, traders and any other person who, in connection with his or her regular functions or duties, makes or participates in making recommendations to clients regarding the purchase or sale of securities or has functions or duties relating to the making of recommendations regarding purchases and/or sales.

UBS Global Asset Management—Americas: Code of Ethics
with the relevant security. In short, Covered Persons assume the risk (financial or otherwise) associated with any trade reversal.

(iii)	Broad-based Securities Indices. A Covered Person’s knowledge that a security will be purchased or sold by an account managed with a quantitative model that tracks the performance of a Broad-Based Securities Index, such as the S&P 500 or the Russell 1000, does not trigger the lockout period. Futures and options transactions on Broad-based Securities Indices or currencies also are exempt from the lockout period.

(iv)	The Chief Compliance Officer may grant individual exceptions at his/her discretion.

4.6	Prohibited Transactions
UBS Global AM views the following transactions as especially likely to create conflicts with Advisory Client interests. Covered Persons are therefore prohibited from engaging in the following transactions:
a.	Short Sales. Covered Persons are prohibited from entering into a net short position with respect to any security.

b.	Futures. Purchase or sale of futures that are not traded on an exchange, as well as options on any type of futures (exchange-traded or not) are prohibited. This prohibition does not apply to currency forwards (futures or otherwise).

c.	Securities Issued by Suppliers & Vendors. Covered Persons who have information about or are directly involved in negotiating a contract with a supplier or vendor of UBS Global AM may not purchase securities issued by that supplier or vendor.

4.7	Initial Public Offerings
Covered Persons are prohibited from acquiring securities in an initial public offering (other than a new offering of a registered open-end investment company).

In the event that a Covered Person holds securities in a company that has announced that it will engage in an IPO, he or she must immediately notify the Compliance Department.
4.8	Investment in Partnerships and Other Private Placements
Covered Persons are permitted to acquire interests in general partnerships and limited partnerships, and to purchase privately placed securities, provided they obtain prior approval from the Compliance Department. Once approved, additional capital investments (other than capital calls related to the initial approved investment) require a new approval. Covered Persons requesting permission must complete the Private Placement Request Form (See Appendix D).
4.9	Options

a.	Call Options: A Covered Person may purchase a call option on an individual security or ETF only if the call option has a period to expiration of at least 30 days from the date of purchase and the Covered Person either (1) holds the option for at least 30 days prior to sale or (2) holds the option and, if exercised, the underlying security, for a total period of 30 days. (Similarly, if you choose to exercise the option, you may count the period during which you held the call option toward the 30-day holding period for the underlying security or ETF.)

A Covered Person may sell (“write”) a call option on an individual security or ETF only if he/she has held the underlying security (in the corresponding quantity) for at least 30 days (Covered Call).

UBS Global Asset Management—Americas: Code of Ethics
b.	Put Options: A Covered Person may purchase a put option on an individual security or ETF only if the put option has a period to expiration of at least 30 days from the date of purchase and the Covered Person holds the put option for at least 30 days. If a Covered Person purchases a put on a security he/she already owns (Put Hedge), he/she may include the time he/she held the underlying security towards the 30-day holding period for the put.

A Covered Person may not sell (“write”) a naked put on an individual security or ETF.

c.	Options on Broad-Based Indices: Covered Persons may purchase or sell an option on a Broad-based Securities Index (“Index Option”) only if the option has a period to expiration of at least 30 days from the date of purchase or sale. A Covered Person may buy or sell an Index Option with a period to expiration of less than 30 days from the date of purchase or sale to close out an open position only if he/she has held the position being closed out for at least 30 days or another exception under Section 4.3 (Holding Period) applies.

Note:	Covered Persons must obtain preclearance approval to exercise an option on an individual security or ETF as well as to purchase or sell such an option.
4.10	Futures
A Covered Person may purchase and sell exchange-traded futures and currency forwards.

Purchases and sales of futures contracts on an individual security are subject to the lockout period (See Section 4.4 above). Purchases and sales of all futures contracts are subject to the holding period requirement (See Section 4.3 above).

Note: Covered Persons must obtain preclearance approval to purchase or sell futures contracts on an individual security.

5.	Reporting and Certification Requirements
5.1	Initial Holdings Report and Certification
Within 10 days after a Covered Person commences employment, he/she must certify that he/she has read and understands the Code, that he/she will comply with its requirements, and that he/she has disclosed or reported all personal investments and accounts required to be disclosed or reported. Interested Directors other than Covered Persons are also required to make this report within 10 days of becoming an Interested Director of a Fund.

Exceptions: Covered Persons are not required to report holdings in:
•	U.S. Registered Open-End Mutual Funds that are not advised or sub-advised by UBS Global AM (see Appendix A for a list of funds advised or subadvised by UBS Global AM).

•	U.S. Government Securities[9]

•	Money Market Instruments[10]

•	Accounts over which a Covered Person has no direct or indirect influence or control

[9]	Covered Persons are required to report transactions in Fannie Maes and Freddie Macs.

[10]	Money Market Instruments include bankers’ acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements.

UBS Global Asset Management—Americas: Code of Ethics
However, Covered Persons are required to include in initial and annual holdings reports the name of any broker-dealer or bank with which the Covered Person has an account in which any securities are held for his/her direct or indirect benefit.
5.2	Quarterly Transactions Report for Covered Persons and Interested Directors
Within 30 days of the end of each calendar quarter, Covered Persons must file a report of all securities and U.S.-registered open-end mutual fund transactions for which UBS Global AM serves as adviser or subadviser on a Quarterly Transactions Report unless a duplicate confirmation or similar document was sent to the Compliance Department contemporaneously with the transaction. In addition, Covered Persons are required to report any account opened during the quarter in which securities were held during the quarter (this includes accounts that hold those securities described above in Section 5.1).
5.3	Quarterly Transactions Report for Independent Directors
Independent Directors must file a Quarterly Transactions Report with the Compliance Department only if the Independent Director knew, or in the ordinary course of fulfilling his/her official duties as a director of a Fund should have known, that during the 15 days immediately preceding or following the date of a securities transaction in the Independent Director’s Covered Accounts that:
•	the security was purchased or sold by a Fund; or

•	a purchase or sale of the security was considered for a Fund.
Independent Directors must file these reports within ten days of the end of the calendar quarter in which the trade occurred.
5.4	Annual Certification for Covered Persons, Interested Directors and Independent Directors
Annually, Covered Persons, Interested Directors and Independent Directors must certify that they have read and understand the Code, that they have complied with its requirements during the preceding year, and that they have disclosed or reported all personal transactions/holdings required to be disclosed or reported.
6.	Administration and Enforcement
6.1	Review of Personal Trading Information
All information regarding a Covered Person’s personal investment transactions, including the reports required by Section 5, will be reviewed by the Compliance Department, and all violations will be reported to the Chief Compliance Officer. All such information may also be available for inspection by the Boards of Directors of the Funds, the Chief Executive Officer and Legal Counsel of UBS Global AM, any party to which any investigation is referred by any of the foregoing, a Covered Person’s supervisor (where necessary), the Securities and Exchange Commission, any self-regulatory organization of which UBS Global is a member, and any state securities commission.
6.2	Annual Reports to Mutual Fund Boards of Directors and UBS Global CEOs
The Compliance Department will review the Code at least annually in light of legal and business developments and experience in implementing the Code. The Compliance Department will

UBS Global Asset Management—Americas: Code of Ethics
prepare an annual report to the Boards of Directors of the Funds and the CEO of UBS Global AM that:
•	describes issues that arose during the previous year under the Code, including, but not limited to, information about material Code violations and sanctions imposed in response to those material violations;

•	recommends changes in existing restrictions or procedures based on the experience implementing the Code, evolving industry practices, or developments in applicable laws or regulations; and

•	certifies to the Boards that procedures have been adopted that are designed to prevent Access Persons[11] from violating the Code.

6.3	Sanctions and Remedies
If the Compliance Department determines that a Covered Person or Fund Director has violated the Code, it may, in consultation with senior management, impose sanctions and take other actions deemed appropriate, including oral reprimand, issuing a letter of education, suspending or limiting personal trading activities, imposing a fine or adjusting compensation, suspending, demoting or terminating employment, and/or informing the Securities and Exchange Commission and/or other applicable regulatory authorities if the situation warrants.

As part of any sanction, the Compliance Department may require the violator to reverse the trade(s) in question and forfeit any profit or absorb any loss from the trade. Senior management will determine the appropriate disposition of any money forfeited pursuant to this section.

[11]	“Access Person” is generally defined under Rule 17j-1 under the Investment Company Act to include any director or officer of a fund or its investment adviser, and any employee of a fund’s investment adviser who, in connection with his or her regular functions or duties, participates in the selection of a fund’s portfolio securities or who has access to information regarding a fund’s future purchases or sales of portfolio securities.

UBS Global Asset Management—Americas: Code of Ethics
List of funds
The names listed in italics are the Trust names and the indented names are the fund names within each Trust.
UBS Cashfund Inc.
UBS Index Trust
     UBS S&P 500 Index Fund
UBS Investment Trust
     UBS U.S. Allocation Fund
UBS Managed Municipal Trust
     UBS RMA New York Municipal Money Fund
     UBS RMA California Municipal Money Fund
UBS Master Series, Inc.
     UBS Money Market Fund
UBS Municipal Money Market Series
     UBS RMA New Jersey Municipal Money Fund
UBS RMA Money Fund, Inc.
     UBS RMA Money Market Portfolio
     UBS RMA U.S. Government Portfolio
     UBS Retirement Money Fund
UBS RMA Tax-Free Fund, Inc.
UBS Series Trust
U.S. Allocation Portfolio (inactive)
Master Trust
     Prime Master Fund
     Tax-Free Master Fund
     Treasury Master Fund
The UBS Funds
     UBS Absolute Return Bond Fund
     UBS Dynamic Alpha Fund
     UBS Emerging Markets Debt Fund
     UBS Emerging Markets Equity Fund
     UBS Global Allocation Fund
     UBS Global Bond Fund
     UBS Global Equity Fund
     UBS Global Frontier Fund
     UBS High Yield Fund

UBS Global Asset Management—Americas: Code of Ethics
     UBS International Equity Fund
     UBS U.S. Real Estate Equity Fund
     UBS U.S. Bond Fund
     UBS U.S. Equity Alpha Fund
     UBS U.S. Large Cap Equity Fund
     UBS U.S. Large Cap Value Equity Fund
     UBS U.S. Mid Cap Growth Equity Fund
     UBS U.S. Small Cap Equity Fund
     UBS U.S. Small Cap Growth Fund
UBS Relationship Funds
     UBS Absolute Return Bond Relationship Fund (inactive)
     UBS Absolute Return Investment Grade Bond Relationship Fund (inactive)
     UBS Corporate Bond Relationship Fund
     UBS Emerging Markets Debt Relationship Fund (inactive)
     UBS Emerging Markets Equity Completion Relationship Fund
     UBS Emerging Markets Equity Relationship Fund
     UBS Enhanced Yield Relationship Fund (inactive)
     UBS Global Aggregate Bond Relationship Fund (inactive)
     UBS Global Equity Relationship Fund (inactive)
     UBS Global (Ex-U.S.) Bond Relationship Fund (inactive)
     UBS Global (Ex U.S.) All Cap Growth Relationship Fund
     UBS Global Securities Relationship Fund
     UBS High Yield Relationship Fund
     UBS International Equity Relationship Fund
     UBS Large Cap Select Equity Relationship Fund (inactive)
     UBS Opportunistic Emerging Markets Debt Relationship Fund
     UBS Opportunistic High Yield Relationship Fund (inactive)
     UBS Opportunistic Loan Relationship Fund (inactive)
     UBS Short Duration Relationship Fund (inactive)
     UBS Small-Cap Equity Relationship Fund
     UBS U.S. Bond Relationship Fund
     UBS U.S. Cash Management Prime Relationship Fund
     UBS U.S. Core Plus Relationship Fund (inactive)
     UBS U.S. Equity Alpha Relationship Fund
     UBS U.S. Equity Alpha Value Relationship Fund (inactive)
     UBS U.S. Large-Cap Equity Relationship Fund
     UBS U.S. Large Cap Growth Equity Relationship Fund
     UBS U.S. Large Cap Select Growth Equity Relationship Fund (inactive)
     UBS U.S. Large Cap Value Equity Relationship Fund (inactive)
     UBS U.S. Securitized Mortgage Relationship Fund (inactive)
     UBS U.S. Treasury Inflation Protected Securities Relationship Fund

UBS Global Asset Management—Americas: Code of Ethics
UBS PACE Select Advisors Trust
     UBS PACE Alternative Strategies Investments
     UBS PACE Global Fixed Income Investments
     UBS PACE Global Real Estate Securities Investments
     UBS PACE Government Securities Fixed Income Investments
     UBS PACE High Yield Investments
     UBS PACE Intermediate Fixed Income Investments
     UBS PACE International Emerging Markets Equity Investments
     UBS PACE International Equity Investments
     UBS PACE Large Co Growth Equity Investments
     UBS PACE Large Co Value Equity Investments
     UBS PACE Money Market Investments
     UBS PACE Municipal Fixed Income Investments
     UBS PACE Small/Medium Co Value Equity Investments
     UBS PACE Strategic Fixed Income Investments
     UBS PACE Small/Medium Co Value Equity Investments
UBS Collective Funds
     UBS ALIS Active Member Fund
     UBS ALIS Retired Member Fund
     UBS All Country World (Ex.-U.S.) Equity Fund
     UBS Bond SurPlus Fund
     UBS Capital Efficient U.S. Pension Liability Active Member Fund
     UBS Capital Efficient U.S. Pension Retired Member Fund
     UBS Cash Management Prime Fund
     UBS Emerging Markets Bond Completion Fund
     UBS Emerging Markets Growth Equity Fund
     UBS Enhanced Yield Fund
     UBS Extended Strategies Fund
     UBS Global (Ex-U.S.) All Cap Growth Equity Fund
     UBS Global (Ex U.S. and Japan) Bond Fund
     UBS Global (Ex-U.S.) Bond Fund
     UBS Global (Ex-U.S.) Equity Fund
     UBS Global (Ex-U.S.) Equity (Stock Only) Fund
     UBS Global Ex-U.S.) Small Cap Growth Equity Fund
     UBS Global Aggregate Bond Fund
     UBS Global Bond Fund
     UBS Global Equity Fund
     UBS Global Real Estate Securities Equity Fund
     UBS Global Securities Fund
     UBS Multi-Asset Portfolio Fund
     UBS Opportunistic Emerging Markets Bond Fund
     UBS Securitized U.S. Mortgage Fund
     UBS Short Duration Fund

UBS Global Asset Management—Americas: Code of Ethics
     UBS Stable Value Fund
     UBS U.S. All-Cap Equity Fund
     UBS U.S. Balanced Fund
     UBS U.S. Bond Fund
     UBS U.S. Core Plus Fund
     UBS U.S. Equity Alpha Fund
     UBS U.S. High Yield Fund
     UBS U.S. Large-Cap Equity Fund
     UBS U.S. Large-Cap Growth Equity Fund
     UBS U.S. Large-Cap Growth Select Equity Fund
     UBS U.S. Large-Cap Select Equity Fund
     UBS U.S. Large-Cap Value Equity Fund
     UBS U.S. Long Duration Credit Fund
     UBS U.S. Mid Cap Growth Equity Fund
     UBS U.S. Pension Liability Active Member Fund
     UBS U.S. Pension Liability Retired Member Fund
     UBS U.S. Real Estate Securities Equity Fund
     UBS U.S. Small Cap Growth Equity Fund
     UBS U.S. Small Cap Equity Fund
     UBS Target Retirement 2045 Fund Series I, II, III, IV
     UBS Target Retirement 2035 Fund Series I, II, III, IV
     UBS Target Retirement 2025 Fund Series I, II, III, IV
     UBS Target Retirement 2015 Fund Series I, II, III, IV
UBS Target Retirement Today Fund Series, I, II, III, IV
CLOSED-END FUNDS
     Fort Dearborn Income Securities, Inc. (FTD)
     Global High Income Fund Inc. (GHI)
     Insured Municipal Income Fund Inc. (PIF)
     Investment Grade Municipal Income Fund Inc. (PPM)
     Managed High Yield Plus Fund Inc. (HYF)
     Strategic Global Income Fund, Inc. (SGL)
FUNDS SUBADVISED BY UBS GLOBAL ASSET MANAGEMENT
     AST UBS Dynamic Alpha Portfolio
     EQ Advisors Trust Growth and Income Portfolio
     GuideStone Funds – International Equity Fund
     ING UBS US Large Cap Equity Portfolio
     John Hancock Funds II Large Cap Fund
     John Hancock Trust Large Cap Trust
     John Hancock Trust Global Allocation Trust
     MFS Diversified Real Return Fund
     Northern Multi-Manager International Equity
     Principal Funds, Inc. LargeCap Value Fund I

UBS Global Asset Management—Americas: Code of Ethics
     Russell Emerging Markets Fund
     Russell International Developed Markets Fund
     Transamerica UBS Dynamic Alpha Portfolio
     Transamerica UBS Large Cap Value Portfolio
     USAA Growth & Income Fund
     Pacific Select Fund Large-Cap Growth Portfolio
     Pacific Life Fund Large-Cap Growth Portfolio
     Laudus Growth Investors US Large Cap Growth Fund
     SEI International Fixed Income Fund

UBS Global Asset Management—Americas: Code of Ethics
Trade Request Form
(please complete a trade request for each transaction)
I hereby request permission to ☐ BUY      ☐ SELL       ☐ TRANSFER (check one)
the specified security in the company indicated below for my own account or other account in which I have a beneficial interest (direct or indirect) or legal title:

Account Number:

Name of Security:

Broker:

Ticker Symbol:

Number of shares, units or contracts or face amount of bonds:

I have read the current Code of Ethics and believe that the above transaction complies with its requirements.
To the best of my knowledge,
(i)	no Advisory Client has purchased or sold the security listed above during the last five days;

(ii)	the security indicated above is not currently being considered for purchase or sale by any Advisory Client; and

(iii)	the requested transaction will not result in a misuse of inside information or in any conflict of interest or impropriety with regard to any Advisory Client.
Additionally: (Please check any or all that apply)
☐	This investment is being purchased or sold in a private placement (if so, please complete the “Private Placement Request Form”).
☐	The proposed purchase of the above listed security, together with my current holdings, will result in my having a beneficial interest in more than 5% of the outstanding voting securities of the company. If this item is checked, state the beneficial interest you will have in the company’s voting securities after the purchase.
I SHALL DIRECT MY BROKER TO PROVIDE A COPY OF A CONFIRMATION OF THE REQUESTED TRANSACTION TO THE COMPLIANCE DEPARTMENT WITHIN 10 DAYS OF THE TRANSACTION.
PERMISSION IS EFFECTIVE ONLY ON THE DAY YOU RECEIVE APPROVAL.

Employee Signature:

Print Name:

Date Submitted:

UBS Global Asset Management—Americas: Code of Ethics
Compliance Only

Reviewed by:

☐     Approved            ☐     Denied

Date:

UBS Global Asset Management—Americas: Code of Ethics
Outside Account Request Form
A Covered Person requesting an exception to maintain or establish an outside account must complete and submit this memorandum to the Compliance Department. Once reviewed by Compliance, the Covered Person will be notified of the terms (if any) of the approval or denial. Please be sure to attach any required documentation prior to submitting this form to the Compliance Department.
NOTE: Except for the limited exceptions noted in the UBS Global Asset Management Code of Ethics, all Covered Accounts must be maintained at an Authorized Broker1.
A Covered Account is defined as: any account in which a Covered Person has a beneficial interest, and any account in which a Covered Person has the power, directly or indirectly, to make investment decisions and/or where the Covered Person acts as custodian, trustee, executor or a similar capacity.

1. Name of Firm(s):

2. Title[2] of Account(s):

3. Type of Account(s):

4. Account Number(s)[3]

5.	Exceptions may only be granted in limited circumstances. Please check those that apply:

☐	A Covered Person is employed by another NYSE/NASD/NFA member firm.

☐	A previously acquired investment involves a unique securities product or service that cannot be held in an account with an Authorized Broker.

☐	The funds are placed directly with an independent investment advisory firm under an arrangement whereby the Covered Person is completely removed from the investment decision-making process. (Please attach a copy of the investment management agreement and other documentation granting discretionary authority)

☐	Other (please explain):

6.	A copy of the account(s) statement is attached to this memo. ☐ Yes ☐ No Account Not Open Yet ( if the account exists but no statement is attached, please attach additional documentation that explains why).

[1]	See Appendix I in the Code of Ethics for the current list of Authorized Brokers.

[2]	Name as it appears on the account.

[3]	If this request is to maintain an existing account(s), please list the account number(s). If this request is to establish new account(s) for which you do not have the account number(s), please write “New Account.”

UBS Global Asset Management—Americas: Code of Ethics
7.	Any other outside pertinent information that would be helpful in determining whether the request to maintain or establish an outside account should be approved.

Employee Signature:

Print Name:

Compliance Only

Reviewed by:

Date:

Date Submitted:

UBS Global Asset Management—Americas: Code of Ethics
Private Placement Request Form
As provided in section 4.7 of the UBS Global Asset Management Code of Ethics, if a Covered Person wants to participate in a private placement or a limited partnership, he/she must complete this form and obtain the required approvals prior to investing. A Covered Person may not participate in any partnership or private placement until he/she receives written permission from the Compliance Department. Oral discussions do not constitute approval under any Circumstances.
Investment Information:

1. Name of proposed investment:

Date of investment:

2. Nature of investment:

3.	Amount to be invested: # of shares: % ownership:

4.	Describe terms of investment:

☐ Equity ☐ Debt ☐ Open-ended ☐ Specific Maturity date: & nbsp;

Lock-up period?

Further investment contemplated? Amount?

5.	Are you receiving any favorable terms?

If Yes, please describe:

6.	Describe how you found out and from whom about the above investment:

7.	Was this investment offered to you due to your affiliation with UBS Global?

☐ Yes ☐ No

UBS Global Asset Management—Americas: Code of Ethics
8.	Do you have a position as officer of the company or other duties in connection with the investment?

☐ Yes ☐ No

9.	Do you give investment advice to the company or any affiliate of the company?

☐ Yes ☐ No If yes, please describe:

10.	Are you informed or consulted about investments made by the company?

☐ Yes ☐ No Describe: &nbs p;

11.	How frequently will you receive statement/communications regarding the investment?

12.	Is the company privately/publicly held? ☐ Privately ☐ Publicly

13.	If privately held, are you aware of any plan to bring the company public?

14.	Have you informed the company that you are a “restricted person” in the event of an IPO of securities?

15.	Is there connection(s) between the investment and UBS Global AM ?

☐ Yes ☐ No

If yes, describe fully:

UBS Global Asset Management—Americas: Code of Ethics
16.	To your knowledge, are there any UBS Global clients for whom this is an appropriate investment?

☐ Yes ☐ No

If yes, describe fully: &nb sp;

17.	Describe any UBS clients’ connections to this investment?

18.	Are you aware of any conflict between your duties at UBS Global and this investment?

☐ Yes ☐ No

If yes, describe fully: &nb sp;
Please attach any relevant reports/statements you can provide which describe this investment.
To the best of my knowledge, the information provided above is accurate. I will notify the Compliance Department immediately of any material changes to the information provided above.

Employee Name (please print):

Signature:

Date:

UBS Global Asset Management—Americas: Code of Ethics
Memorandum
Date:
To:
Cc:
From:
Re:
Investment information:
This memo outlines the agreed process for advisory accounts with has discretion over the investment management of your account(s) with them and has supplied a written summary of the current investment policy.
If you discuss specific strategies, industries or securities with them, you agree to pre-clear any related trades that result from your discussion. As long as no discussions are held between you and

UBS Global Asset Management—Americas: Code of Ethics
                    relating to specific investments in your account(s) in advance of a transaction, you will not be required to pre-clear your trades. You will, however, continue to be required to submit duplicate forms and Quarterly and Annual Certifications.
In addition, if the nature of your account(s) changes from discretionary to some other type, you will immediately advise the Compliance Department.
Please acknowledge this understanding by signing below.
UBS Global Asset Management Employee Signature:

Signature:

Date:

Independent Investment Advisor Signature:

Signature:

Date:

Compliance Only

Signature:

Date:

Consultants and Temporary Employees Reporting Requirements
Consultants and temporary employees who are employed for less than 30 days, but who have access to UBS Global’s trading information are subject to the following sections of the Code:

Conflicts of Interest

Regardless of the period of employment, Consultants and temporary employees are subject to the same fiduciary standards as all other Covered Persons. Consequently, they must ensure that they do not put their interests ahead of Advisory Clients’ and avoid making personal decisions based on any knowledge/information they acquire as a result of their employment with UBS Global. For further information, please refer to the Introduction to this Code of Ethics and/or contact the Compliance Department.

Section 2.1	Report Covered Accounts to Compliance

Consultants and temporary employees are required to disclose the name, account number, and firm at which he/she maintains a brokerage account at the time he/she is hired.

Section 3.4	Copy the Compliance Department on Trade Confirmations

UBS Global Asset Management—Americas: Code of Ethics

Consultants and temporary employees are only required to provide duplicate trade confirmations for each transaction executed during the period of employment.

Section 4	Trading Restrictions

Consultants and temporary employees are required to preclear all trades and all transactions are subject to the holding periods, lockout period requirements and other restrictions outlined in this section.

Section 5	Reporting and Certification Requirements

Consultants and temporary employees who wish to trade options are required to submit a list of all personal investments holdings (Initial Holdings Report) at the time they are hired.
Transaction Requirement Matrix
The following chart contains many of the common investment instruments, though it is not all-inclusive. Please refer to the Code of Ethics for additional information.

	PRECLEARANCE	REPORTING/HOLDING
TRANSACTION	REQUIRED?	REQUIRED?
Mutual Funds
Mutual Funds (Open-End) not advised or Subadvised by UBS Global	No	No
Mutual Funds (Closed-End)	Yes	Yes
Mutual Funds advised or subadvised by UBS Global	No	Yes
Unit Investment Trusts	No	Yes
Variable & Fixed Annuities	No	No

Equities
UBS Stock	No	Yes
Common Stocks	Yes	Yes
ADRs	Yes	Yes
DRIPS	No	Yes
Stock Splits	No	Yes/N/A

UBS Global Asset Management—Americas: Code of Ethics

	PRECLEARANCE	REPORTING/HOLDING
TRANSACTION	REQUIRED?	REQUIRED?
Rights	No	Yes
Stock Dividend	No	Yes/N/A
Warrants (exercised)	Yes	Yes
Preferred Stock	Yes	Yes
IPOs	Prohibited	Prohibited
Naked Shorts against a client position	Prohibited	Prohibited

Options (Stock)
UBS (stock options)	No	Yes
Common Stocks	Yes	Yes
Exchange Traded Funds	Yes	Yes

Fixed Income
US Treasury	No	No
CDs	No	No
Money Market	No	No
GNMA	No	No
Fannie Maes	Yes	Yes
Freddie Macs	Yes	Yes

Bonds
US Government	No	No
Corporate	Yes	Yes
Convertibles (converted)	Yes	Yes
Municipal	Yes	Yes

Private Placements	Yes	Yes
Limited Partnerships	Yes	Yes
Exchange-Traded Funds
Broad based ETFs[1]	No	No
Industry or Sector Specific ETFs	Yes	Yes
All other Exchange Traded Funds	Yes	Yes

[1]	These are ETFs that are broadly diversified and based on a broad index.

List of Authorized Brokers
1.	UBS Financial Services Inc.
2.	Fidelity Investments
3.	Charles Schwab & Company
4.	TD Ameritrade Investor Services, Inc.
Employee Outside Affiliation/ Outside Business Form

UBS Global Asset Management-Americas
Code of Ethics
1.	Name of company:

2.	Nature of business:

3.	Functions to be performed:

4.	Is the company:

☐ Privately Held ☐ Publicly Traded

If publicly traded, where is its common stock traded (NYSE, AMEX, NASDAQ)?

5.	Will you have any position as a company officer? ☐ Yes ☐ No

6.	Position:

Amount of time to be spent:

7.	Has UBS Global AM or any subsidiaries asked you to serve as director? ☐ Yes ☐ No

(If no, please explain your reasons for wanting to serve as director)

8.	Do you provide or have you provided any service to the company which would conflict with your duties at UBS Global AM? ☐ Yes ☐ No

If yes, please describe:

9.	Will you receive any director’s fees or other form of compensation (direct/indirect)?

☐ Yes ☐ No

a.) Amount:

UBS Global Asset Management-Americas
Code of Ethics
b.) Is this amount standard (same for all directors)? ☐ Yes ☐ No

If no, describe how and why it differs:

10.	Do you service any accounts at UBS Global AM for this entity? ☐ Yes ☐ No

Name	Account Number

11.	Does UBS Global AM or any subsidiaries do any business (e.g., brokerage, advisory, etc.) with the company? ☐ Yes ☐ No

If yes, please answer the following:

a. Who services the account and receives commission?

b. Will you get any payment or benefit from business generated? ☐ Yes ☐ No

c. Will you personally direct or influence the placement of business? ☐ Yes ☐ No

d. Does the Board of Directors play any direct role in deciding on specific investments or where brokerage business is placed? ☐ Yes ☐ No

e. Will you sit on any committee involved with specific investment decisions or the placement of brokerage business? ☐ Yes ☐ No

Employee	Compliance

Name:	Name:

(Please Print)		(Please Print)

UBS Global Asset Management-Americas
Code of Ethics

Signature:	Signature:

Date:	Date:

(Please complete a trade request for each transaction)
I hereby request permission to:
☐ BUY                ☐ SELL                ☐ TRANSFER (check one)
the specified security in the company indicated below for my own account or other account in which I have a beneficial interest (direct or indirect) or legal title:

Account Number:	Broker:

Name of Security:	Ticker Symbol:

Number of shares, units or contacts or face amount of bonds:
I have read the current Code of Ethics and believe that the above transaction complies with its requirements.
To the best of my knowledge,
(i)	no Advisory Client has purchased or sold the security listed above during the last five days;

(ii)	the security indicated above is not currently being considered for purchase or sale by any Advisory Client; and

(iii)	the requested transaction will not result in a misuse of inside information or in any conflict of interested or impropriety with regard to any Advisory Client.
Additionally: (Please check any or all that apply)
☐	This investment is being purchased or sold in a private placement (if so, please complete the “Private Placement Request Form”)

☐	The proposed purchase of the above listed security, together with my current holding, will result in my having a beneficial interest in more than 5% of the outstanding voting securities of the company. If this item is checked, state the beneficial interest you will have in the company’s voting securities after the purchase.
I SHALL DIRECT MY BROKER TO PROVIDE A COPY OF A CONFIRMATION OF THE REQUESTED TRANSACTION TO THE COMPLIANCE DEPARTMENT WITHIN 10 DAYS OF THE TRANSACTION.

UBS Global Asset Management-Americas
Code of Ethics
PERMISSION IS EFFECTIVE ONLY ON THE DAY YOU RECEIVE APPROVAL.
Employee Signature:

Print Name:

Compliance Only
Reviewed by:

☐ Approved   ☐ Denied       Date:
Compliance Department Approval:
☐	Based upon the Covered Person’s responses on this Private Placement Request Form and any other information noted below* or attached hereto, the Compliance Department hereby approves the Covered Person’s request to participate because the investment appears to present no conflict of interest with his/her duties to UBS Global AM Advisory Clients.

☐	Based upon the Covered Person’s responses on this Private Placement Request Form and any other information noted below* or attached hereto, the Compliance Department hereby disapproves the Covered Person’s request to purchase the private placement.

*	Please provide any additional relevant information with respect to your approval of the request to purchase this private placement:

Compliance Name (please print):

Signature:                                          < /U>

Date: